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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                        STATE OF
NAME OF SUBSIDIARY                                    INCORPORATION
------------------                                    -------------
Acumed Pharmaceuticals, Inc.                            Delaware
Ara Pharmaceuticals, Inc.                               Delaware
Boston Life Sciences International, Inc.                Delaware
Coda Pharmaceuticals, Inc.                              Delaware
Neurobiologics, Inc.                                    Delaware
ProCell Pharmaceuticals, Inc.                           Delaware